UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2017
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).
                             Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a)    The 2017 annual meeting of stockholders of Artisan Partners Asset Management Inc. (the “Company”) was held on June 2, 2017.
(b)    The results of the matters submitted to a stockholder vote at the annual meeting were as follows:
1.    Election of Directors: Each of the seven nominees was re-elected.

Nominees	For	Withheld	Broker Non-Votes
Matthew R. Barger	113,777,714	1,281,925	2,303,452
Seth W. Brennan	96,864,673	18,194,966	2,303,452
Eric R. Colson	113,476,921	1,582,718	2,303,452
Tench Coxe	96,864,523	18,195,116	2,303,452
Stephanie G. DiMarco	114,188,142	871,497	2,303,452
Jeffery A. Joerres	96,190,898	18,868,741	2,303,452
Andrew A. Ziegler	114,304,706	754,933	2,303,452

2.    Ratification of the Appointment of the Independent Registered Public Accounting Firm: Ratified.

For	Against	Abstain
115,480,529	1,840,614	41,948

For more information about the foregoing proposals and annual meeting, see the Company’s proxy statement dated April 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017

Artisan Partners Asset Management Inc.

By:	/s/ Sarah A. Johnson
Name:	Sarah A. Johnson
Title:	Executive Vice President, Chief Legal Officer and Secretary